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                                 EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 26, 1996, incorporated by reference in Capital City Bank Group, Inc.'s Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP



Atlanta, Georgia
December 20, 1996